Exhibit 5.1
[PEPPER HAMILTON LLP LETTERHEAD]
March 22, 2006
Valera Pharmaceuticals, Inc.
7 Clarke Drive
Cranbury, New Jersey 08512
          Re:     Registration Statement on Form S-8
Ladies and Gentlemen:
          Reference is made to the registration statement on Form S-8 (the “Registration Statement”) of Valera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).
          The Registration Statement covers up to 1,833,333 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for issuance under the Company’s 2002 Equity Incentive Plan (the “Plan”).
          We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the Plan and such other documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
          Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan and any underlying award agreement or letters will be legally issued, fully paid and non-assessable.
          Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect on the date hereof.

Valera Pharmaceuticals, Inc.

March 22, 2006
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
          As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.

Sincerely,

/s/ PEPPER HAMILTON LLP

Pepper Hamilton LLP